EXHIBIT 4.2

           AMENDMENT, dated as of February 9, 2001 (the "Amendment"), to the Stockholders Rights Agreement, dated as of April 23, 1998 (the "Rights Agreement"), between Conectiv, a Delaware corporation (the "Company"), and Conectiv Resource Partners, Inc., a Delaware corporation, as Rights Agent (the "Rights Agent").

                                   RECITALS

           The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

           The Company, Potomac Electric Power Company, a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia ("Parent"), and New RC, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Holdco"), are entering into an Agreement and Plan of Merger, dated as of February 9, 2001 (as amended or supplemented from time to time, the "Merger Agreement"), pursuant to which a newly incorporated subsidiary of Holdco shall be merged with and into the Company and another newly incorporated subsidiary of Holdco shall be merged with and into Parent;

           Pursuant to Section 27 of the Rights Agreement, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement and amend the Rights Agreement;

           The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing; and

           All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

           1.   Amendment of Section 1.   (a) The definition of "Acquiring
Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

           "Notwithstanding anything in this Agreement to the contrary, neither Potomac Electric Power Company ("Parent"), New RC, Inc. ("Holdco"), nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof."

           (b) Section 1 of the Rights Agreement is supplemented by adding the following definitions in the appropriate locations therein:

                "Agreement" shall mean this Stockholders Rights Agreement between Conectiv, a Delaware corporation, and Conectiv Resource Partners, Inc., a Delaware corporation, as Rights Agent, amended as of February 9, 2001, and as may be amended thereafter from time to time.

                "Merger" shall mean Conectiv Merger as such term is defined in the Merger Agreement.

                "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 9, 2001, between the Company, Parent and Holdco, as it may be amended, supplemented or replaced from time to time.

           (c) The definition of "Stock Acquisition Date" in Section 1(ff) of the Rights Agreement is amended by adding the following sentence at the end thereof:

           "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the approval, execution or delivery or public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."


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

           2. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended by adding the following proviso at the end of the first sentence:

           "; provided that, notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of
           (i) the approval, execution or delivery of or public announcement of the approval, execution or delivery of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or any public announcement relating thereto or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions thereof or any public announcement relating thereto."

           3.   Amendment of Section 7(a).  Clauses numbered (i), (ii) and
(iii) in Section 7(a) of the Rights Agreement are hereby deleted and replaced in their entirety as follows:

           "(i) the Close of Business on April 20, 2008 (the "Final Expiration Date"), (ii) immediately prior to the time at which the consummation of the Merger occurs, (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iv) the time at which the Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), (iii) and (iv) being the "Expiration Date"),"

           4. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

           "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall cause the Rights to be adjusted or become exercisable in accordance with this Section 11(a)(ii)."

           5. Amendment of Section 13(a). Section 13(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:



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

           "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution, delivery or approval of the Merger Agreement, (ii) the consummation of the Merger in accordance with the provisions of the Merger Agreement or (iii) the consummation of any other transaction to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement shall be deemed an event of the type described in clauses (x), (y) or (z) of this Section 13(a) and shall not cause the Rights to be adjusted or exercisable in accordance with the terms of this Agreement."

           6. Amendment of Section 30. Section 30 of the Rights Agreement is amended by adding the following sentence at the end thereof:

           "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution, delivery or approval of the Merger Agreement or by virtue of the commencement or consummation of any of the transactions to be effected pursuant to the Merger Agreement in accordance with the provisions of the Merger Agreement."

           7. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           8. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated





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

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                         CONECTIV



By:   /s/ Peter F. Clark                        By:  /s/ Howard E. Cosgrove
      Name: Peter F. Clark                           Name: Howard E. Cosgrove
      Title: Secretary                               Title: Chairman and CEO



Attest:                                         CONECTIV RESOURCE
                                                PARTNERS, INC., As Rights Agent



By:   /s/ Peter F. Clark                        By:  /s/ John van Roden
      Name: Peter F. Clark                           Name: John van Roden
      Title: Secretary                               Title: Senior Vice
                                                     President and CFO
























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